Intralinks Appoints Harsha Ramalingam to its Board of Directors

New York, December 15, 2015 — Intralinks® Holdings, Inc. (NYSE: IL), a leading, global SaaS provider of enterprise content collaboration solutions, today announced that Harsha Ramalingam has been appointed to the company’s Board of Directors, effective December 14, 2015. Mr. Ramalingam is currently President of Ramalingam Consulting and is a former Amazon.com executive where he led Amazon’s platform technology organization, including eCommerce, information security, corporate information systems (CIS) and new business incubation.

“Harsha is a great addition to our Board, bringing a wealth of business and technology experience,” said Ron Hovsepian, president and chief executive officer, Intralinks. “With over 30 years of operational leadership building large-scale, innovative cloud-based businesses, Harsha will be invaluable in helping us accelerate Intralinks’ growth. His deep technology background will also strengthen our ability to deliver world-class solutions for our customers.”

“I am very excited to be joining the Intralinks team,” said Mr. Ramalingam. “Intralinks is a recognized leader in secure enterprise collaboration solutions, with a heritage of invention in cloud and SaaS computing. The market opportunity for Intralinks is significant, and my leadership at Amazon building a cloud-based infrastructure for scale, security and business disruption will help us capitalize on this. I look forward to sharing my experiences and contributing to the future direction and growth of the company.”

Mr. Ramalingam has held a variety of senior executive positions at leading technology companies. At Amazon, he was VP, eCommerce Platform and a member of the Consumer Leadership Team for all of Amazon’s subsidiaries. With a team of approximately 2,500, his responsibilities extended to building the platform that enables Amazon to transact, manage and secure its businesses. Prior to Amazon, Mr. Ramalingam was VP of Products and Operations, EMC SaaS, at EMC Corp., where he was responsible for R&D, product and program management, as well as technical and business operations.

Mr. Ramalingam is a listed inventor on more than a dozen issued patents and received a BS in electrical engineering from the Indian Institute of Technology and an MBA in general management from the Indian Institute of Management.

About Intralinks
Intralinks Holdings, Inc. (NYSE: IL) is a leading, global technology provider of secure enterprise content collaboration solutions. Through innovative Software-as-a-Service solutions, Intralinks software is designed to enable the exchange and control of information between organizations securely and compliantly when working through the firewall. More than 3.1 million professionals at 99% of the Fortune 1000 companies have depended on Intralinks' experience. With a track record of enabling high-stakes transactions and business collaborations valued at more than $28.1 trillion, Intralinks is a trusted provider of easy-to-use, enterprise strength, cloud-based collaboration solutions. For more information, visit www.intralinks.com.

Forward Looking Statements
The forward-looking statements contained in this press release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are express or implied statements that are not based on historical information and include, among other things, statements concerning Intralinks’ plans, intentions, expectations, projections, hopes, beliefs, objectives, opportunities, goals and strategies.  These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control and could cause actual results to differ materially from those contemplated in these forward-looking statements. Accordingly, there can be no assurance that the results or commitments expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof. As such, Intralinks undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For a detailed list of the factors and risks that could affect Intralinks’ financial and other results, please refer to Intralinks Holdings, Inc.’s public filings with the Securities and Exchange Commission from time to time, including its Annual Report on Form 10-K for the year-ended December 31, 2014 and subsequent quarterly reports.

Trademarks and Copyright
“Intralinks” and Intralinks’ stylized logo are the registered trademarks of Intralinks, Inc. This press release may also refer to trade names and trademarks of other organizations without reference to their status as registered trademarks. © 2015 Intralinks, Inc.

Media Contact
Ian Bruce
Intralinks Holdings, Inc.
508-574-2016
ibruce@intralinks.com

Investor Contact
Dean Ridlon
Intralinks Holdings, Inc.
617-607-3957
dridlon@intralinks.com